EXHIBIT 99.2

MIDAMERICAN ENERGY HOLDINGS COMPANY

EXCHANGE OFFER

TO HOLDERS OF ITS

1.100% SENIOR NOTES DUE 2017

2.000% SENIOR NOTES DUE 2018

3.750% SENIOR NOTES DUE 2023

and

5.150% SENIOR NOTES DUE 2043

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus dated             , 2014 (the “Prospectus”) of MidAmerican Energy Holdings Company (the “Company”) under “The Exchange Offer – How to Tender” and in the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by the Company to exchange up to $400,000,000 in principal amount of its registered 1.100% Senior Notes due 2017, up to $350,000,000 in principal amount of its registered 2.000% Senior Notes due 2018, up to $500,000,000 in principal amount of its registered 3.750% Senior Notes due 2023 and up to $750,000,000 in principal amount of its registered 5.150% Senior Notes due 2043 (collectively, the “Exchange Notes”) for all of its outstanding 1.100% Senior Notes due 2017, 2.000% Senior Notes due 2018, 3.750% Senior Notes due 2023 and 5.150% Senior Notes due 2043, in each case issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (collectively, the “Initial Notes”), respectively, this form or one substantially equivalent hereto (a “Notice of Guaranteed Delivery”) must be used to accept the Exchange Offer of the Company if: (i) certificates for the Initial Notes are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer or (iii) the procedures for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer – How to Tender” cannot be completed on or prior to the Expiration Date of the Exchange Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission, letter or courier to the Exchange Agent.

TO:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(the “Exchange Agent”)

By Facsimile:

732-667-9408

Confirm by telephone:

315-414-3360

By Mail, Hand or Courier:

The Bank of New York Mellon Trust Company, N.A,

c/o The Bank of New York Mellon Corporation

Corporate Trust Department - Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE OR TELEX NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Initial Notes Tendered	Sign Here Signature(s)

Certificate Nos. (if available)	Please Print the Following Information Name(s) Address
Total Principal Amount Represented by Initial Notes Certificate(s)
Account Number Dated: , 2013	Area Code and Tel. No(s).

GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of (i) certificates tendered hereby, in proper form for transfer, or certificates tendered pursuant to the procedures for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer – How to Tender,” (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or a properly transmitted “agent’s message” (as defined in the Prospectus) in the case of book-entry transfers and (iii) in either case, any other documents required by the Letter of Transmittal, is being made within three trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person or transmission of an electronic message through ATOP (as described in the Prospectus) by or on behalf of the above-named person, all as described in the Prospectus.

Name of Firm
Authorized Signature
Number and Street or P.O. Box
City State Zip Code
Area Code and Tel. No.
Dated: , 2014